EXHIBIT 10.3

                  CHANGE OF CONTROL
            SEVERANCE BENEFITS AGREEMENT

     THIS CHANGE OF CONTROL SEVERANCE BENEFITS AGREEMENT
(this "Agreement") is made and entered into as of the 15th day of July 1996, by and between PERSONNEL
MANAGEMENT, INC., an Indiana corporation (the
"Corporation"), and GARY F. HENTSCHEL (the "Executive").

                     WITNESSETH:

     WHEREAS, the Executive and the Corporation have entered into an Employment Agreement dated of even date herewith; and

     WHEREAS, the Executive and the Corporation have agreed for their mutual benefit to provide certain severance benefits to the Executive that will be payable by the Corporation if the Executive's employment with the Corporation is terminated under certain circumstances;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises contained herein and other valuable consideration, including services to be performed by the Executive, it is hereby agreed by and between the parties as follows:

     Section 1.    Effect; Effective Date.  This
Agreement shall be effective July 15, 1996. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision hereof shall be operative unless and until there has been a Change of Control of the Corporation (as "Change of Control of the Corporation" is defined in Section 7 of this Agreement).
Upon a Change of Control of the Corporation this Agreement shall become operative immediately.

     Section 2.    Employment.  This Agreement shall not
be construed as creating a contract of employment between the Executive and the Corporation. The Executive is, however, employed by the Corporation at the time this Agreement is executed, and the Executive and the Corporation have executed an Employment Agreement of even date herewith with respect to such employment.

     Section 3.    Obligation to Provide Severance
Entitlement. If the Executive's employment with the Corporation is terminated under any circumstances other than a Disqualifying Termination (as defined in Section
8 of this Agreement) and if such termination of employment occurs concurrently with or within three months immediately preceding or twenty-four months immediately following a Change of Control of the Corporation, then the Corporation shall provide to the Executive a severance benefit in the manner and amount as provided in Section 4 of this Agreement (the "Severance
Entitlement").

     Section 4.    Manner and Amount of Severance
Entitlement. If the Corporation is obligated to provide a Severance Entitlement to the Executive pursuant to
Section 3 of this Agreement, the manner in which the Corporation shall provide such Severance Entitlement and the amount thereof shall be as follows:

          (a) The Corporation shall cancel all
     indebtedness of the Executive to the Corporation
     (if any) up to, but not in excess of, the amount of the Severance Entitlement (as provided in Section
     4(c) below).

          (b) If the amount of indebtedness of the Executive to the Corporation cancelled pursuant to
     Section 4(a) above is less than the amount of the Severance Entitlement to be provided to the Executive by the Corporation, the Corporation shall pay to the Executive, by check, an amount of money equal to the difference between the amount of the Executive's indebtedness that is cancelled and the amount of the Severance Entitlement to be provided to the Executive.

          (c) The Severance Entitlement to be provided by the Corporation to the Executive shall consist of the cancellation of indebtedness and/or the payment of money as provided in Sections 4(a) and 4(b) above. The aggregate dollar amount of the Severance Entitlement, whether in debt cancellation or money or both, shall be equal to two times the greater of (i) the current (as of the time
     Executive becomes entitled to the Severance
     Entitlement) amount of base salary being paid by the Corporation to the Executive on an annualized basis, or (ii) the highest amount of base salary paid by the Corporation to the Executive for any full calendar year during which the Executive was employed by the Corporation; provided, however, that if such Severance Entitlement, either alone or together with other payments which the Executive has the right to receive from any PMI Company, would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Corporation shall pay an additional amount of money to the Executive that will equal (based upon the Executive's good faith representations of the Executive's income tax position for the year(s) of payment(s)) the sum of (i) all excise tax imposed upon the Executive by Section 4999 of the Code and
     (ii) all additional state and federal income taxes attributable to the additional payments to the Executive pursuant to this proviso clause
     (including all state and federal taxes on the additional income tax payments). The determination of the amounts of such payments pursuant to the immediately preceding proviso shall be made by the Corporation in good faith, and such determination shall be conclusive and binding.

     Section 5.  Provision of Severance Entitlement.
With respect to a Severance Entitlement to be provided to the Executive hereunder,the Corporation shall provide to the Executive satisfactory written evidence of the amount of any debt cancellation, and/or shall pay to the Executive any money, to which the Executive is entitled as a Severance Entitlement not later than 30 days after the later of (i) the occurrence of the Change of Control of the Corporation or (ii) the termination of the Executive's employment.

     Section 6.    Withholding.  The Corporation may
withhold or otherwise deduct from any Severance
Entitlement to be provided hereunder all federal, state, city, county or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     Section 7.  Change of Control of the Corporation.
For purposes of this Agreement, a "Change of Control of the Corporation" shall be deemed to have occurred if, after the date hereof either:

          (a) there shall have been consummated (i) any reorganization, consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock shall have been converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer, directly or indirectly, (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation and its consolidated subsidiaries unless, following such reorganization, merger, consolidation, or transfer of assets,

                   (A)  more than 60 percent of the
              then outstanding shares of common stock
              of the corporation resulting from such
              reorganization, merger or consolidation
              (or of the corporation receiving the
              transferred assets) (the "Continuing
              Corporation") and of the then outstanding voting securities of the Continuing
              Corporation entitled to vote generally in the election of Directors are then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Corporation and of the outstanding voting securities of the Corporation entitled to vote generally in the election of Directors immediately prior to such reorganization, merger, consolidation or transfer of assets in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or transfer of assets, of the outstanding shares of common stock of the Corporation and of the outstanding voting securities of the Corporation,

                   (B)  no "person" (as that term is
              used in Sections 13(d) and 14(d)(2) of
              the Securities Exchange Act of 1934, as
              amended) (excluding (aa) the Corporation,
              (bb) any employee benefit plan (or
              related trust) sponsored or maintained by the Corporation or any entity controlled, directly or indirectly, by the
              Corporation or the Continuing Corporation and (cc) any "person" beneficially owning, immediately prior to such reorganization, merger, consolidation or transfer of assets, directly or indirectly, 20 percent or more of the outstanding shares of common stock of the Corporation or the outstanding voting securities of the Corporation) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the Continuing
              Corporation or of the combined voting
              power of the then outstanding voting securities of the Continuing Corporation entitled to vote generally in the election of Directors, and

                   (C)  at least a majority of the
              members of the Board of Directors of the Continuing Corporation were members of the Board of Directors of the Corporation at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or transfer of assets;

              (b)  any "person" or "group" of persons
          (as those terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
          1934, as amended (the "Exchange Act"), and
          Regulations 13D-G and 14D thereunder) shall have become the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of Directors
          (excluding (i) the Corporation, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled, directly or indirectly, by the Corporation, (iii) any "person" who, on the date of this Agreement, is the "beneficial owner", directly or indirectly, of 20 percent or more of the Corporation's outstanding common stock, and (iv) any "group" of persons that includes Don R. Taylor); or

              (c)  during any period of two consecutive
          years, individuals who constitute the Board of Directors of the Corporation at the beginning of such period cease for any reason to constitute at least a majority thereof, excluding individuals whose election, or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period, unless, for this purpose, any such new Director's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Corporation.

     Section 8.      Disqualifying Termination.  For
purposes of this Agreement, a "Disqualifying Termination" of the Executive's employment with the Corporation shall mean a termination of the Executive's employment under any of the following circumstances:

          (a) termination of the Executive's employment by the Corporation for Cause (as defined in Section
     9); or

          (b) termination of the Executive's employment by the Corporation for Disability (as defined in Section 10); or

          (c) termination of the Executive's employment by the Executive without Good Reason (as defined in Section 11) to do so; or

          (d) termination of the Executive's employment as a result of the death of the Executive.

(As provided in Section 3, the Executive shall not be entitled to a Severance Entitlement under this Agreement if the Executive's employment with the Corporation was terminated under circumstances constituting a
Disqualifying Termination.)

     Section 9.  Termination by the Corporation for
Cause. For purposes of this Agreement, the Corporation shall be deemed to have terminated the Executive's employment with the Corporation for "Cause" only if the Corporation terminated the Executive's employment with the Corporation for any of the following reasons:

          (a) the continued failure of the Executive to substantially perform any of the Executive's significant duties or responsibilities in connection with the Executive's employment (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) if such failure is not corrected or cured within 30 days after demand for substantial performance is made in writing upon the Executive by the Corporation specifically identifying the manner in which the Corporation believes the Executive has failed to substantially perform one or more of the Executive's significant duties or responsibilities (repetition of the same failure as previously described in any such written demand after the 30-day cure period following such written demand shall be deemed to be "continued failure" to substantially perform by the Executive); or

          (b) any act that constitutes on the part of the Executive common law fraud or dishonesty regardless of whether such fraud or dishonesty resulted in, or was intended to result in, a benefit to the Executive at the expense of the Corporation; or

          (c) the conviction of the Executive of, or the plea by the Executive of nolo contendere to, a felony or a crime involving moral turpitude; or

          (d) any continuing violation by the Executive in any material respect of any of the Corporation's policies or of any term or provision of any employment or other agreement between the Executive and the Corporation which, in any such case, is not corrected or abated by the Executive within 30 days after written notice of such violation is given by the Corporation to the Executive (repetition of the same violation as previously described in any such written notice after the 30 day correction period following such written notice shall be deemed to be a "continuing violation" by the Executive); or

          (e) the Executive's unexcused total
     abandonment or neglect of the Executive's duties and responsibilities in connection with the Executive's employment with the Corporation (other than absences due to illness, physical or mental incapacity, vacations, or other excused absences) for a continuous period of ten working days.

     Section 10.  Termination by the Corporation for
Disability. For purposes of this Agreement, the Executive shall be considered to have suffered a "Disability" and the Corporation shall be deemed to have terminated the Executive's employment with the Corporation for Disability if such termination is made after (and is identified by the Corporation as being on account of the occurrence of) either of the following:

          (a) the actual receipt by the Executive of income continuation benefits or similar benefits pursuant to a disability insurance policy as a result of a determination under such policy that the Executive is disabled, or

<PAGE 8>
          (b) the Executive's inability by reason of physical and/or mental incapacity to substantially perform the essential functions of the Executive's duties and responsibilities to the Corporation on a full-time basis for a period of 26 consecutive weeks.

     Section 11.  Termination by the Executive for Good
Reason. For purposes of this Agreement, the Executive shall be deemed to have terminated the Executive's employment with the Corporation for "Good Reason" only if the Executive terminated his employment with the Corporation within 90 days after the Executive's base salary was either (a) reduced to an amount that was less than 95 percent of the Executive's base salary as of the date of this Agreement, or (b) reduced by more than 5 percent for any calendar year from the amount paid in the prior calendar year.

     Section 12.   No Mitigation.  The Executive is not
required to mitigate the amount of the Severance
Entitlement to be provided by the Corporation pursuant to this Agreement by seeking other employment or otherwise, nor shall the amount of the Severance Entitlement payable pursuant to this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, or which might have been earned by the Executive had the Executive sought other employment, after the date of termination of the Executive's employment with the Corporation.

     Section 13.   Notices.  Any notice, request, demand
and other communication to be given hereunder shall be in writing and personally delivered or mailed in the continental United States by registered or certified mail, postage prepaid, at the address stated below or to such changed address as the addressee may have given by a similar notice:

     To the Company:         Personnel Management, Inc.
                             1499 Windhorst Way
                             Suite 100
                             Greenwood, Indiana 46143

     To the Executive:       Gary F. Hentschel
                             5760 Ravine Road
                             Indianapolis, Indiana 46220

     Section 14.  Legal Expenses.  In the event that
either of the parties institutes any legal action to enforce its rights under, or to recover damages for breach of, this Agreement, the prevailing party shall be entitled to recover from the other party any actual
<PAGE 9>
expenses for attorney's fees, costs, expenses and disbursements incurred by the prevailing party.

     Section 15.  Successors to the Executive.  This
Agreement shall be binding upon and shall inure to the benefit of the Executive, the Executive's heirs, beneficiaries, devisees, successors and legal representatives. No right or interest to or in any payments hereunder shall be assignable by the Executive except assignments to the Corporation in accordance with applicable law; provided, however, that this provision shall not preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable after the Executive's death and shall not preclude the legal representative of the Executive's estate from assigning any right hereunder to the person or persons entitled thereto under the Executive's will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to the Executive's estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or, if no beneficiary has been so designated, the legal representative of the Executive's estate. In the event of the Executive's death, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's legal representative or, where appropriate, to the Executive's beneficiary or beneficiaries.

     Section 16.  Successors to the Corporation.  This
Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Corporation whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Corporation" for the purposes of this Agreement).

     Section 17.   Headings; Pronouns.  The titles to
sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section. All pronouns in this Agreement and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     Section 18.   Governing Law.  The validity,
interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana.

     Section 19.  Amendment or Modification; Waiver.  No
provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Corporation or any authorized committee of the Board of Directors of the Corporation and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

     Section 20.   Severability.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law.

     Section 21.  Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute the same instrument.

     Section 22.  PMI Companies.  Although the
Corporation is the only one of the PMI Companies formally executing this Agreement, the Executive understands, acknowledges and agrees that this Agreement is made for the benefit of all of the PMI Companies, as applicable, each of whom shall be entitled to enforce this Agreement as their respective interests may appear.

     IN WITNESS WHEREOF, the Corporation and the
Executive have executed this Agreement as of the date and year first above written.

                        "CORPORATION"

ATTEST:                 PERSONNEL MANAGEMENT, INC.


/s/ Robert R. Millard   By  /s/ Don R. Taylor
Robert R. Millard         Don R. Taylor
Secretary                 President

                        "EXECUTIVE"


                        /s/ Gary F. Hentschel
                        Gary F. Hentschel

0669\EDGAR\SEV-BEN.HEN